CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of General Metals Corporation (the “Company”) on Form 10-QSB for the period ended July 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leslie James Porter, the Chief Financial Officer (Principal Financial Officer

and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 21, 2006.

/s/ Leslie James Porter

Leslie James Porter

Chief Financial Officer

(Principal Financial Officer

and Principal Accounting Officer)

D/JLM/904861.1